Exhibit 10.22

TECHNOLOGY ASSIGNMENT AGREEMENT

THIS ASSIGNMENT (this "Assignment") is made and entered into as of September 28, 2004 (the "Effective Date"), by and between Basko Bojovie, an individual ("Assignor") and NEWCARDIO, INC., a Delaware corporation (the "Company").

WITNESSETH

WHEREAS, Assignor has certain technology, assets and property rights;

WHEREAS, in consideration for the issuance of shares of the Company's Common Stock to Assignor, Assignor desires to assign to the Company the entire and exclusive tight, title and interest in, to such technology, assets and property rights;

Now, THEREFORE, it is agreed as follows:

1.  ASSIGNMENT

1.1 Assignment of Rights. Assignor hereby irrevocably assigns, conveys and transfers to the Company its entire right, title and interest in and to the technology, assets and property rights described on Annex A, attached hereto (collectively, the "Property").

1.2  Assignor's Warranty. Assignor hereby represents and warrants that, to the best of Assignor's knowledge, Assignor is the sole lawful owner of and has good and marketable title to the Property free and clear of all liens and encumbrances, that no other party has any rights or interest in the Property, and that Assignor has full legal right, power and authority to sell, assign and transfer the Property as provided herein, provided, however, that the foregoing shall not be interpreted as a representation of non-infringement of unknown third party rights. Assignor will not execute any agreement in conflict with this Assignment and, at the request of the Company, Assignor will execute and deliver all papers and take such other action as may be necessary or desirable to protect and perfect title to the Property in the Company, its successors and assigns.

1.3 Prosecution and Maintenance of Property. Assignor hereby agrees that Assignor will communicate to the Company any facts known to Assignor respecting the Property, whenever reasonably requested, and will testify in any legal proceeding, sign all lawful papers, make all rightful oaths, and generally do everything reasonably necessary to aid the Company, its successors and assigns, to obtain and enforce proper protection of the Property in the United States and all countries throughout the world.

In the event the Company is unable for any reason, after reasonable effort, to secure the signature of Assignor on any document needed in connection with the actions specified in the preceding paragraph, Assignor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Assignor's agent and attorney in fact, which appointment is coupled with an interest, to act for and in Assignor's behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by the Assignor.

2. CONSIDERATION

2.1 Transfer of Common Stock. As consideration for the assignment of the Property, the Company will issue and deliver to Assignor 800,000 shares of the Company's Common Stock in accordance with the terms of the Vesting Stock Purchase Agreement dated on or about the date hereof.

3. MISCELLANEOUS

3.1 No Conditions to Effectiveness; Entire Assignment. There are no conditions to the effectiveness of this Assignment This Assignment contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among the parties hereto, with respect to the subject matter hereof.

3.2  Governing Law. This Assignment, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of California as such laws apply to agreements among California residents made and to be performed entirely within the State of California.

3.3 Amendment and Waivers. This Assignment may be amended only by an instrument in writing signed by the parties hereto. No waivers of or exceptions to any term, condition or provision of this Assignment, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

3.4 Severability. If any provision of this Assignment is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Assignment shall not be affected thereby.

3.5 Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

3.6 Counterparts. This Assignment may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

3.7 Attorney's Fees. In the event that any suit or action is instituted to enforce any provision in this Assignment, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorneys' fees.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date ftrst written above.

NEWCARDIO, INC.	ASSIGNOR

By: /s/ Mark Cameron White	By: /s/ Bosko Bojovic
Mark Cameron White	Bosko Bojovic
President

ANNEX A

DESCRIPTION OF PROPERTY

The Property described herein consists of all of Assignor's right, title and interest in and to the proprietary technology developed for NewCardio, Inc., including the VisualECG (heart imaging software based on the 12 lead ECG input), the CardioBip (a hand-held ECG device with integrated electrodes and associated software to reconstruct a 12 lead ECG), and any and all other technology, software (in source code and object code form), web site design and architecture, business plans, marketing plans, designs, proprietary information, documentation, research, notes, trade secrets or materials and designs, or other information not readily available in the public domain, and all goodwill associated therewith, including without limitation all work in progress, prior and current versions of prototypes of and all user documentation for any Property.

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